EXHIBIT 99.2

NEOGEN CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED MAY 31, 2003

	Historical				Pro Forma Adjustments	Combined
	Neogen	HACCO	Hess & Clark
	(in thousands)
Net Sales	$46,488	$8,242	$2,504		$—	$57,234
Costs of Goods Sold	21,763	6,034	1,952	(a)	20	29,769

Gross Margin	24,725	2,208	552		(20)	27,465

Sales, General and Administrative	17,940	735	552	(a)	20	19,247

Operating Income	6,785	1,473	—		(40)	8,218

Other Income (Expense)	488	—	—	(b)	(161)	328

Income Before Income Taxes	7,273	1,473	—		(201)	8,546

Income Taxes	2,486	—	—	(c)	439	2,925

Net Income (Loss)	$4,787	$1,473	$—		$(640)	$5,620

Diluted Net Income per Share (based on 7,985,000 average shares outstanding)						$0.70

HACCO AND HESS & CLARK SALES, GENERAL AND ADMINISTRATIVE EXPENSES IN THIS PRO FORMA STATEMENT REPRESENT DIRECT EXPENSES REPORTED BY THE FORMER OWNER AND ARE NOT NECESSARILY INDICATIVE OF EXPENSES THAT WILL BE INCURRED BY THE HACCO AND HESS & CLARK FOLLOWING THE ACQUISITION BY NEOGEN.

(a)	give recognition to amortization of intangibles and additional depreciation to property and equipment
(b)	eliminate interest earned ($98) and provide for interest on borrowed funds ($63)
(c)	provision for income taxes was not made in the Historical HACCO and Hess & Clark financial statements. Provision is made for taxes at Neogen’s statutory rates ($501), reduced by the tax effect of the depreciation and interest pro forma adjustments ($62)

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NEOGEN CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED NOVEMBER 30, 2003

	Historical				Pro Forma Adjustments	Combined
	Neogen	HACCO	Hess & Clark
	(in thousands)
Net Sales	$25,479	$5,057	$1,343		$—	$31,879

Costs of Goods Sold	12,216	3,702	1,047	(a)	10	16,975

Gross Margin	13,263	1,355	296		(10)	14,904

Sales, General and Administrative	9,109	368	277	(a)	10	9,764

Operating Income	4,154	987	19		(20)	5,140

Other Income (Expense)	172	—	—	(b)	(73)	99

Income Before Income Taxes	4,326	987	19		(93)	5,239

Income Taxes	1,481	—	—	(c)	316	1,797

Net Income (Loss)	$2,845	$987	$19		$(409)	$3,442

Diluted Net Income per Share (based on 8,302,000 average shares outstanding)						$0.41

HACCO AND HESS & CLARK SALES, GENERAL AND ADMINISTRATIVE EXPENSES IN THIS PRO FORMA STATEMENT REPRESENT DIRECT EXPENSES REPORTED BY THE FORMER OWNER AND ARE NOT NECESSARILY INDICATIVE OF EXPENSES THAT WILL BE INCURRED BY THE HACCO AND HESS & CLARK FOLLOWING THE ACQUISITION BY NEOGEN.

(a)	give recognition to amortization of intangibles and additional depreciation to property and equipment
(b)	eliminate interest earned ($43) and provide for interest on borrowed funds ($30)
(c)	provision for income taxes was not made in the Historical HACCO and Hess & Clark financial statements. Provision is made for taxes at Neogen’s statutory rates ($342), reduced by the tax effect of the depreciation and interest pro forma adjustments ($26)

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